EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-129701 on Form S-1 of our report dated April 11, 2005 relating to the financial statements of The Frontier Fund for the year ended December 31, 2005 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading “EXPERTS” in such Prospectus.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

May 5, 2006